UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 13, 2010
DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction
of incorporation or organization)

1-12935 (Commission File Number)	20-0467835 (IRS Employer Identification No.)

5100 Tennyson Parkway Suite 1200 Plano, Texas (Address of principal executive offices)	75024 (Zip Code)
Registrant’s telephone number, including area code: (972) 673-2000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01 Other Events.
     On April 13, 2010, Denbury Resources Inc. (“Denbury”) accepted for purchase all 6.25% Senior Subordinated Notes due 2014 (the “6.25% Securities”), 6.0% Senior Subordinated Notes due 2015 (the “6.0% Securities”), 7.25% Senior Subordinated Notes due 2017 (the “7.25% Securities”), and 9.5% Senior Subordinated Notes due 2016 (the “9.5% Securities”) of Encore Acquisition Company put to Denbury by holders (and not withdrawn), pursuant to change of control offers commenced by Denbury on March 12, 2010.
     In the change of control offers Denbury purchased:
•	$40,712,000 principal amount of the 6.25% Securities, leaving $1,072,000 outstanding (less than1% of the original principal amount issued);

•	$30,714,500 principal amount of the 6.0% Securities, leaving $485,000 outstanding (less than 1% of the original principal amount issued);

•	$24,235,000 principal amount of the 7.25% Securities, leaving $2,250,000 outstanding (1.5% of the original principal amount issued); and

•	$80,000 principal amount of the 9.5% Securities, leaving $224,920,000 outstanding (greater than 99.9% of the original principal amount issued).
     The offers were conducted upon the terms and subject to the conditions set forth in the Notice of Change of Control and Offer to Purchase Statement, dated as of March 12, 2010, and in the related Letter of Transmittal. A copy of the press release announcing the completion of the change of control offers is furnished as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release dated April 13, 2010 entitled “Denbury Announces Final Results of Change of Control Offers for Senior Subordinated Notes of Encore Acquisition Company.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENBURY RESOURCES INC.
Date: April 13, 2010	/s/ Mark C. Allen
Mark C. Allen
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release dated April 13, 2010 entitled “Denbury Announces Final Results of Change of Control Offers for Senior Subordinated Notes of Encore Acquisition Company.”